SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2017

Lotus Bio-Technology Development Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-54745	TBA
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1361 Peltier Drive, Point Roberts, WA 98291
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 604-783-9664

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Sole Officer & Director - Zoltan Nagy

The Company accepted the resignation of Zoltan Nagy on June 19, 2017, effective immediately resigning his position on the Board of Directors of Lotus Bio-Technology Development Corp. and his positions as the sole officer, including Principal executive officer and principal financial officer.

Mr. Nagy’s resignation was not related to any matter relating to the Registrant’s operations, policies or practices. The Company has identified a replacement for Mr. Nagy and appreciates the time he served on the Board and as our President.

Appointment of Director & CEO/President- William Ko

Effective June 19, 2017 the Board of Directors of Lotus Bio-Technology Development Corp. appointed William Ko to the Board of Directors and as sole officer, including principal executive officer and principal financial officer. Mr. Ko will serve on the board until the next annual shareholders meeting.

Mr. Ko has been highly successful in business in a variety of industries namely  Real Estate developments ranging from commercial to agricultural properties in Hong Kong and China. He brings a vast array of experience in both public and private companies.

Item 8.01 Other Events: change of Company address

Unit 04,16/F, Tower 2 Silvercord, 30 Canton Road, Kowloon, Hong Kong

Phone Number   852 6398 0212

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lotus Bio-Technology Development Corp.

/s/ Zoltan Nagy

Zoltan Nagy

Chief Executive Officer

Date: June 19, 2017

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